Exhibit 10.3

NORDSTROM, INC.

Officers’ Certificate Pursuant to Section 1.2 of the Indenture

May 26, 2009

Reference is made to the indenture, dated as of December 3, 2007 (the “Indenture”) between Nordstrom, Inc., a Washington corporation (the “Company”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”), in connection with the issuance of $400 million aggregate principal amount of the Company’s 6.75% Notes due 2014 (the “Notes”). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Indenture.

Each of Michael G. Koppel and Robert B. Sari certifies that he is the Executive Vice President and Chief Financial Officer and the Executive Vice President, General Counsel and Secretary, respectively, of the Company, and that, as such, he is authorized to execute this certificate on behalf of the Company pursuant to Section 1.2 of the Indenture and DOES HEREBY FURTHER CERTIFY on behalf of the Company, and not in his individual capacity, that:

1.	I have read all the conditions and covenants set forth in the Indenture for the authentication and delivery of the Notes in respect of compliance with which this certificate is given;

2.	In my opinion, the Company has complied with the conditions and covenants provided for in the Indenture relating to the execution and delivery of the Notes;

3.	I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether the Company has complied with the conditions and covenants provided for in the Indenture relating to the issuance, authentication and delivery of the Notes; and

4.	The statements made in this certificate are based upon my examination of the Notes to be issued under the Indenture, upon my examination of and familiarity with those sections and relevant definitions of the Indenture setting forth the conditions and covenants relating to the execution and delivery of the Notes thereunder, upon my general knowledge of and familiarity with the operations of the Company and upon the performance of my duties as an officer of the Company.

[Signature page follows]

IN WITNESS WHEREOF, we have executed this Certificate as of the date first above written.

NORDSTROM, INC.

By:
	Name:	Michael G. Koppel
	Title:	Executive Vice President and Chief Financial Officer

By:
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

Nordstrom, Inc. - Officer’s Certificate pursuant to Section 1.2 of the Indenture